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                                 EXHIBIT 10.03



KAV Kapitalanleger-Verlag AG
Chamerstrasse 52
CH-6300 ZUG Switzerland


                                      Aurtex, Inc.
                                      1415 Springhill Road
                                      McLean, VA  22102 USA
                                      Att. Mr. Theodore Georgelas, Chairman

                                      March 22, 1996


Re: Buy-out of the HIS Software AG (Zurich) Open VMS Division

Dear Mr. Georgelas,

This is to confirm the understanding that we had with your MR. Roger Hedin last week, whereby KAV Kapitalanleger-Verlag AG will assist Aurtex, Inc. in negotiating and closing a transaction in Switzerland, consisting in the spin-off of the Open VMS Division of HIS Software AG, its initial capitalization as an independent company under the management of Messrs. Robert Scherpenhuijzen, Simon Brown and Nicholas de Smith and its subsequent incorporation over a time not longer than two years into Aurtex, Inc.

As agreed we shall work on this project without retainer and on the basis of a success only. Our renumeration is successful (e.g. when Aurtex, Inc. signs an agreement , whereby Aurtex gains control over more than 50% of the spin out) will consist in the following:

Upon signature of the final agreement between Aurtex and the spin out giving control to Aurtex, Aurtex or its successor company will issue to us following securities, carrying a Reg. S Restriction, as we are an offshore company (non-US person under SEC rules):

1,250,000 post-split shares of common stock of Aurtex
1,250,000 post-split warrants, 3 years validity, exercise price adjusted by the split ratio.

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The basis for valuation of this fee is a post-split price of the Aurtex shares of $2.25 per share. Upon signature as acceptance of this letter by Aurtex, Inc. we shall immediately start with the work on this project, that we believe could greatly enhance the position of Aurtex, Inc. in the software field.

Sincerely yours,

KAV Kapitalanleger-Verlag AG


/s/ Martin Thony, Bevollmachtigte
---------------------------------
by Martin Thony, Bevollmachtigte



Dated ___________ Approved


AURTEX, INC.


/s/ Theodore Georgelas
----------------------
by Theodore Georgelas
Chairman and CEO

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